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                                                                    EXHIBIT 4.5


                                    FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This agreement is between Price Enterprises, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Optionee"). The Company and the Optionee agree as follows:

1.   GRANT OF OPTION

     Pursuant to The Price Enterprises Directors' 1995 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, as of the date of grant set forth in the final paragraph of this Agreement (the "Date of Grant"), an option to purchase _____________ fully-paid and non-assessable shares (the "Option Shares") of common stock of the Company, par value $.0001 per share (the "Common Stock"), at a price of $__________ per share, upon the terms and conditions hereinafter stated (the "Option"), to all of which the Optionee, by the acceptance hereof, assents. It is intended that the Option shall not constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   OPTION PERIOD

     The Option shall expire at the close of business on tenth (10th) anniversary of the Date of Grant (the "Option Period").

     The Option shall become exercisable to purchase twenty percent (20%) of the Option Shares on each anniversary of the Date of Grant, commencing on the first
(1st) anniversary of the Date of Grant. The Option shall not be exercisable with respect to fractional Option Shares.

3.   EFFECT OF TERMINATION OF DIRECTORSHIP

     When the Optionee ceases to be a director of the Company, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, the Option shall terminate ninety (90) days after the date the Optionee ceases to be a director of the Company and may thereafter no longer be exercised; except that (i) upon the Optionee's death his or her legal representative(s) or the person(s) entitled to do so under the Optionee's last will and testament or under applicable intestate laws shall have the right to exercise the Option within one (1) year after the date of death (but not beyond the Option Period), but only for the number of shares as to which the Optionee was entitled to exercise the Option on the date of his or her death and (ii) upon the Optionee's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the Option within one
(1) year after the date the Optionee ceased to be a director (but not beyond the Option Period), but only for the number of shares as to which the Optionee was entitled to exercise the Option on the date of his or her ceasing to be a director.

4.   MANNER OF EXERCISE

     The Option shall be exercised by giving written notice using the form prescribed from time to time by the Company. Payment must be made in full in:

     (a)  Cash, or

     (b) In the discretion of the Committee (as such term is defined in the Plan), by delivering Common Stock of the Company already owned by the Optionee, or


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     (c)  In the discretion of the Committee, a combination of cash and Common
     Stock already owned by the Optionee.


For purposes of exercising the Option, Common Stock delivered to the Company in payment of the exercise price shall be valued at the publicly reported price for the last sale of the Common Stock, or the average of the publicly reported closing bid and asked prices of the Common Stock, as applicable, on the last business day preceding the date upon which the Company receives written notice of exercise, or, if there are not publicly reported prices of the Company's Common Stock, at the fair market value of the Common Stock, as determined in good faith by the Board.

5.   WITHHOLDING

     Prior to the delivery of any Option Shares purchased upon exercise of the Option, the Company shall determine the amount of the federal and state income tax, if any, required to be withheld under applicable law and shall collect from the Optionee the amount of any such tax to the extent not previously withheld.

6.   ADJUSTMENTS

     The number of Option Shares subject to the Option shall be adjusted as follows:

     (a) In the event that the Company's outstanding Common Stock is changed by any stock split, reverse stock split, stock dividend, combination or reclassification of shares, the number of Option Shares subject to the Option and the purchase price per Option Share shall be proportionately adjusted.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company's outstanding shares of Common Stock are changed or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Option shall terminate, unless provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of the Option, or the substitution for the Option of options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Option shall continue in the manner and under the terms so provided. If the Option shall terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the Option without regard to any otherwise applicable restriction as to time of exercise, other than expiration of the Option Period.


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7.   LIMITATION ON EXERCISABILITY

     Notwithstanding any other provision herein, the Option may not be exercised prior to approval of the Plan by the Company's stockholders having a majority of the voting power of the outstanding stock; nor prior to the admission of the shares of Common Stock issuable on exercise of the Option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

8.   NON-TRANSFERABILITY OF OPTION

     The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, may not be pledged or hypothecated, and shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her guardian or legal representative.

9.   OTHER PROVISIONS

     (a) In consideration of the granting of the Option, the Optionee agrees to remain as a director of the Company for a period of at least one (1) year after the Date of Grant. Nothing in the Plan or in this Agreement, however, confers upon the Optionee any right to continue as a director of the Company or interferes with or restricts in any way the rights of the Company or the Company's stockholders, which are hereby expressly reserved, to remove the Optionee at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

     (b) The holder of the Option shall not be entitled to any rights of a stockholder of the Company with respect to any Option Shares until such Option Shares have been paid for in full and issued upon exercise of the Option.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (d) As a material part of this Agreement, the Optionee and the Company agree that in the event of any dispute between the Optionee and the Company, the dispute shall be resolved by binding arbitration in San Diego, California, under the Commercial Rules of the American Arbitration Association.

     (e) Upon exercise of the rights granted under this Agreement, the Optionee agrees that the Optionee will not transfer any shares acquired hereunder so as to result in a distribution in violation of the applicable federal and state securities laws.

10.  INCORPORATION OF PLAN BY REFERENCE

     The Option is subject to all of the terms and provisions of the Plan, a copy of which is available upon request, as the same may be amended from time to time, and such terms and provisions are hereby incorporated herein and made a part hereof as if set forth at length herein.


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     The option evidenced by this Agreement is granted on the ___ day of
__________, 1995. The Company and the Optionee have executed this Agreement as of such Date of Grant.

PRICE ENTERPRISES, INC., a Delaware corporation


By:
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------



- -------------------------------------
Director Signature


- -------------------------------------
Date of Signature



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Director Social Security Number


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